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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 14, 2003





                         KONTRON MOBILE COMPUTING, INC.
             (Exact name of registrant as specified in its charter)





         Minnesota                     000-22221                 41-1731723
(State or other jurisdiction          (Commission             (I.R.S. Employer
       of incorporation)              File Number)           Identification No.)



                               7631 Anagram Drive
                          Eden Prairie, Minnesota 55344
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (952) 974-7000
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On July 14, 2003, the Audit Committee of Kontron Mobile Computing, Inc. (the "Company") dismissed Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors and engaged Boulay, Heutmaker, Zibell & Co. P.L.L.P. ("BHZ") to serve as the Company's independent auditors for the year ending December 31, 2003.

The Company engaged Deloitte & Touche on July 23, 2002, when it dismissed Arthur Andersen LLP, its prior independent certifying accountants. The report of Deloitte & Touche with respect to the Company for the fiscal year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the last completed fiscal year and through the date hereof, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in its report on the Company's financial statements for such year.

During the last two completed fiscal years and through the date hereof, the Company did not consult with BHZ regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with Deloitte & Touche.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested that Deloitte & Touche furnish it with a letter addressed to the SEC stating whether or not Deloitte & Touche agrees with the above statements. A copy of such letter, dated July 14, 2003, is filed as Exhibit 16.1 to this Form 8-K.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Deloitte & Touche to the Securities and Exchange Commission, dated July 14, 2003.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         KONTRON MOBILE COMPUTING, INC.


Date: July 16, 2003                     /s/ Thomas Sparrvik
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                                        Thomas Sparrvik, Chief Executive Officer
                         (as authorized officer and principal executive officer)